                                                                      Exhibit 21

                         PACIFICARE HEALTH SYSTEMS, INC.

                              LIST OF SUBSIDIARIES


 NAME OF SUBSIDIARY                                    STATE OF INCORPORATION
 ------------------                                    ----------------------
 Advanced Delivery Systems Management Company          California
 Barbis Advertising, Inc.                              Florida
 California Dental Health Plan                         California
 Clinica Pasteur, Inc.                                 Florida
 Clinica Pasteur Laguna & Sweetwater, Inc.             Florida
 COMPREMIER, Inc.                                      California
 Covantage, Inc.                                       Delaware
 CRM Insurance Services, Inc.                          California
 Dental Plan Administrators                            California
 Health in Dade, Inc.                                  Florida
 Health in Miami Beach, Inc.                           Florida
 Health Managers of Oklahoma, Inc.                     Oklahoma
 Health Managers of Texas, Inc.                        Texas
 Interstate Medical Equipment, Inc.                    Florida
 Ismael Hernandez, M.D. & Associates, P.A.             Florida
 MediCor, Inc.                                         Texas
 Optica Pasteur, Inc.                                  Florida
 Oregon Health Management Company                      California
 PacifiCare Administrative Services, Inc.              California
 PacifiCare Administrative Services of Florida, Inc.   Florida
 PacifiCare Behavioral Health, Inc.                    Delaware
 PacifiCare Behavioral Health of California, Inc.      Delaware
 PacifiCare Benefit Administrators, Inc.               Washington
 PacifiCare Life and Health Insurance Company          Indiana
 PacifiCare Life Insurance Company                     Arizona
 PacifiCare Military Health Systems, Inc.              Delaware
 PacifiCare of California                              California
 PacifiCare of Florida, Inc.                           Florida
 PacifiCare of Oklahoma, Inc.                          Oklahoma
 PacifiCare of Oregon, Inc.                            Oregon
 PacifiCare of Texas, Inc.                             Texas
 PacifiCare of Washington, Inc.                        Washington
 PacifiCare Pharmacy Centers, Inc.                     California
 PacifiCare Ventures, Inc.                             California
 PacifiCare Wellness Company                           California
 PacifiClinic, P.C.                                    Oregon
 PC-CWD Vista Associates                               California
 Pasteur Delivery Systems, Inc.                        Florida
 Pasteur Pharmacy, Inc.                                Florida
 Pasteur Systems, Inc.                                 Florida
 Secure Horizons USA, Inc.                             California
 West Dade Professional Services, Inc.                 Florida